SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported: September 12, 2000

                             Enter Tech Corporation
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              Exact name of registrant as specified in its charter

          Nevada                        0-21241                  84-1349553
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(State or other jurisdiction          (Commission               (IRS Employer
    of incorporation)                 File Number)           Identification No.)



430 East 6th Street, Loveland, Colorado                                 80537
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(Address of principal executive offices)                              (Zip Code)



Registrant's Telephone Number, including area code: (970) 669-4918


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ITEM 5.   OTHER EVENTS

     On April 19, 2000, Enter Tech Corporation ("Enter Tech") acquired 80% of the outstanding shares of common stock of WavePower, Inc., a development stage company, in exchange for the issuance of 5,000,000 restricted shares of Enter Tech common stock under an "Acquisition Agreement". In addition, Enter Tech agreed to reserve 3,000,000 shares of its 5,000,000 authorized shares of preferred stock for issuance in further payment on the acquisition to the former sole shareholder of WavePower. These shares were to be issued upon exercise of an option to be granted to the shareholder. On September 12, 2000 Enter Tech notified management of WavePower and its former sole shareholder of the formal rescission of the Acquisition Agreement dated April 19, 2000, citing several material misrepresentations as to the intellectual property owned by WavePower, the status of the development of WavePower products and services, the ability of WavePower to bring its products and services to market and the overall originality and viability of the WavePower concept. The letter also served as a demand for return of all stock issued and funds paid by Enter Tech pursuant to that agreement.



ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

    (a)   None

    (b)   None

    (c)   Exhibits

                     Description                                     Exhibit No.
                     -----------                                     -----------

          Press Release Enter Tech Corporation                          99.1
          September 26, 2000

          Letter Rescinding WavePower Acquisition                       99.2
          September 12, 2000


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                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ENTER TECH CORP.

Dated:   October 2, 2000            By: /s/  Sam Lindsey
                                       -----------------------------------------
                                       Sam Lindsey, Chairman and Chief Financial
                                       Officer